                                                                    EXHIBIT 99.4
                                                                    ------------

                               Letter to Clients

                                      for

           Tender of 11 3/4% First Mortgage Notes Due 2003, Series A
                                in Exchange for

                11 3/4% First Mortgage Notes Due 2003, Series B

                      STATIA TERMINALS INTERNATIONAL N.V.
                     STATIA TERMINALS CANADA, INCORPORATED

                 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
                   NEW YORK CITY TIME,ON             , 1997,
                   UNLESS EXTENDED (THE "EXPIRATION DATE").

                OLD NOTES TENDERED IN THE EXCHANGE OFFER MAY BE
              WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Our Clients:

         We are enclosing herewith a Prospectus, dated February 10, 1997, of Statia Terminals International N.V., a Netherlands Antilles corporation ("Statia"), and Statia Terminals Canada, Incorporated, a Nova Scotia, Canada corporation ("Statia Canada", and together with Statia, the "Company"), and a related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by the Company, to exchange the Company's 11 3/4% First Mortgage Notes Due 2003, Series B (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of the Company's issued and outstanding 11 3/4% First Mortgage Notes Due 2003, Series A (the "Old Notes"), upon the terms and subject to the conditions set forth in the Exchange Offer.

         The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

         We are the holder of record of Old Notes held by us for your own account. A tender of such Old Notes can be made only by us as the record holder and

                                                                   EXHIBIT 99.4
                                                                         Page 2

pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.


         We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal.

         Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to the Company that (i) the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the undersigned, (ii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution within the meaning of the Securities Act of such New Notes, (iii) if the undersigned is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, neither the undersigned nor any such other person is engaged in or intends to participate in the distribution of such New Notes and (iv) neither the undersigned nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or, if the undersigned is an "affiliate," that the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive New Notes for its own account in exchange for Old Notes, it represents that such Old Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


                                       Very truly yours,